UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock	OTC Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which the form relates: SEC File No. 333-119643

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

        Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-113627, is incorporated by reference into this registration statement.

Item 2.

        Exhibits.

The following exhibits are filed with this registration statement:

Exhibit No.		Description

3.1	(a)	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2 filed on March 26, 2002.

3.1	(b)	Amendment to Articles of Incorporation dated September 27, 2002, incorporated by reference to Exhibit 3.1(i) to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form SB-2 filed on October 10, 2002.

3.2		Bylaws, incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2 filed on March 26, 2002.

4.1		Form of Specimen Stock Certificate, incorporated by reference to Exhibit 4 to Registrant’s Registration Statement on Form SB-2 filed on March 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald President, Principal Financial Officer Principal Accounting Officer Chairman of the Board of Directors,

Date: October 25, 2004

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